EXHIBIT 5
EXECUTION COPY
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
          AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) dated as of August 17, 2005 by and among SoftBrands, Inc., a Delaware corporation (the “Company”), Capital Resource Partners IV, L.P., a Delaware limited partnership (“CRP”) and ABRY Mezzanine Partners IV, L.P., a Delaware limited partnership (“ABRY” and together with CRP, the “Investors”).
          WHEREAS, Info-Quest SA, a corporation organized under the laws of Greece (“Info-Quest”) and the Company entered into that certain Investor Agreement, dated as of May 15, 2002, whereby the Company granted Info-Quest certain registration, participation and other rights with respect to the shares of Common Stock of the Company held by Info-Quest (as amended by that certain Amendment No. 1, dated November 26, 2002 and that certain Amendment No. 2, dated April 5, 2005, the “Info-Quest Agreement”);
          WHEREAS, the Investors propose to purchase from the Company 18,000 shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Shares”) and warrants to purchase 1,200,000 shares of Common Stock of the Company (the “Series C Warrants”) pursuant to a Series C Preferred Stock and Warrant Purchase Agreement dated as of the date hereof (as amended, restated or modified from time to time, the “Purchase Agreement”) by and among the Company and the Investors;
          WHEREAS, CRP and the Company entered into that certain Investors’ Rights Agreement, dated as of November 26, 2002, as amended by that certain Amendment No. 1, dated August 18, 2004 (the “Original Agreement”) whereby the Company granted CRP certain rights with respect to certain Equity Securities of the Company held by CRP;
          WHEREAS, the Company and CRP desire to amend and restate the Original Agreement in its entirety to allow for ABRY to share in such rights and to amend certain of such rights and to set forth certain understandings and agreements, all as more fully set forth herein; and
          WHEREAS, the execution and delivery of this Agreement are conditions precedent to the transactions contemplated by the Purchase Agreement.
          NOW, THEREFORE, in consideration of the premises, as an inducement to ABRY to consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby covenants and agrees with the Investors as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          “ABRY Registrable Securities” means any shares of Common Stock issued or issuable to ABRY, including shares of Common Stock issuable upon exercise of the Series C Warrants or upon conversion of the Series C Shares issued pursuant to the Purchase Agreement.
          “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person and with respect to any Person that is an investment fund, the term Affiliate shall also include any investment fund now or hereafter existing which is controlled by or under common control with one or more general partners of such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.
          “Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.
          “Common Stock” means (i) the Company’s Common Stock, par value $0.01 per share, as authorized on the date of this Agreement, (ii) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount per share, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference in the payment thereof, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency), and (iii) any other securities into which or for which any of the securities described in (i) or (ii) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.
          “CRP Purchase Agreement” means that certain Senior Subordinated Secured Note and Warrant Purchase Agreement, by and between the Company and Capital Resource Partners IV, L.P. dated November 26, 2002 and amended on September 30, 2003, August 18, 2004 and September 30, 2004.
          “CRP Registrable Securities” means the shares of Common Stock issuable (i) pursuant to the CRP Warrants (ii) upon conversion of the Series B Shares issued to CRP pursuant to the CRP Purchase Agreement and (iii) upon conversion of the Series C Shares issued to CRP pursuant to the Purchase Agreement.
          “CRP Warrants” means those certain warrants to purchase shares of Common Stock issued to CRP pursuant to the CRP Purchase Agreement and the Purchase Agreement.
          “Equity Security” means (a) any capital stock or other equity security, or ownership interests (including limited liability company, partnership and joint venture interests), (b) any security directly or indirectly convertible into or exchangeable for any capital shares or other equity security or security containing any profit participation features, (c) any warrants, options or other rights, directly or indirectly, to subscribe for or to purchase any capital shares, other equity security or security containing any profit participation features or directly or indirectly to subscribe for or to purchase any security directly or indirectly convertible into or exchangeable for any capital shares or other equity security or security containing profit participation features or (d) any share appreciation rights, phantom share rights or other similar rights.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
          “Majority ABRY Holders” means, at any time, the holders of a majority of the ABRY Registrable Securities outstanding at such time.
          “Majority CRP Holders” means, at any time, the holders of a majority of the CRP Registrable Securities outstanding at such time.
          “Person” means an individual, a corporation, a partnership, limited liability company, a joint venture, a trust, an unincorporated organization, a government and any agency or political subdivision thereof.
          “Registrable Securities” means, collectively, the CRP Registrable Securities and the ABRY Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (i) distributed to the public pursuant to an offering registered under the Securities Act, (ii) sold to the public through a broker, dealer or market maker in compliance with Rule 144, or (iii) repurchased by the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.
          “Registration Expenses” means the expenses so described in Section 2.4.
          “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
          “Series B Shares” means the Series B Convertible Preferred Stock, $0.01 par value per share, of the Company.
ARTICLE II
REGISTRATION RIGHTS
     Section 2.1 Demand Registrations.
          (a) At any time (i) in the case of the holders of CRP Registrable Securities, that the Company is or becomes subject to Section 13 or Section 15(d) of the Exchange Act, and (ii) in the case of the holders of ABRY Registrable Securities, on or after the earlier of (x) two years from the date hereof and (y) the date upon which the price for the Common Stock has reached $5.36, per share, each of the Majority CRP Holders and the Majority ABRY Holders, as applicable, may cause the Company, by delivery of written notice to the Company, to register under the Securities Act all or any portion of the CRP Registrable Securities or ABRY Registrable Securities, as the case may be, in the manner specified in such notice and upon receipt of such notice the Company shall promptly deliver notice of such request to all Persons holding Registrable Securities, including each Person party to this Agreement who has the right to acquire Registrable Securities, who shall then have thirty (30) days to notify the Company in writing of their desire to be included in such registration. The Company will use its best efforts to expeditiously effect the registration of all Registrable Securities requested to be included in such registration under the Securities Act, but only to the extent provided for in the following provisions of this Agreement; provided, however, that the Company shall not be required to effect registration pursuant to a request under this Section 2.1(a): (i) more than (A) two (2) times for the holders of the CRP Registrable Securities as a group and (B) more than two (2) times for the holders of the ABRY Registrable Securities as a group; (ii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act; or (iii) if the holders of Registrable Securities initially requesting such registration propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.8 below; and provided further, that a registration pursuant to a request under this Section 2.1(a) shall be not be counted toward the maximum number of two (2) registrations for the holders of CRP Registrable Securities or the holders of the ABRY Registrable Securities, in the event the Company fails to effectively register all of the Registrable Securities as to which registration has been requested. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2.1(a) within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the Investors shall have been entitled to join pursuant to Section 2.2 or Section 2.8 and in which there shall have been effectively registered all Registrable Securities as to which registration shall have been requested.
          (b) Whenever a requested registration pursuant to Section 2.1(a) is for an underwritten offering, only Registrable Securities which are to be included in the underwriting may be included in the registration, and, if the managing underwriter of such offering determines in good faith that the number of Registrable Securities so included which are to be sold by the holders of the Registrable Securities should be limited due to market conditions, the holders of Registrable Securities to be included in such underwriting and registration shall share pro rata in the number of such Registrable Securities being underwritten and registered for their account, such sharing to be based on the number of all Registrable Securities held by such holders, respectively; provided, that in no event shall the holders of Registrable Securities entitled to participate in such registration pursuant to Section 2.1(a) have the number of Registrable Securities which are to be included in such underwriting and registration reduced or limited (including pursuant to Section 2.2 hereof) until the holders who have a contractual, incidental “piggy back” right to include securities in the registration statement and who have requested inclusion pursuant to such right have the number of securities requested to be included in such registration statement reduced to zero (0). Whenever a requested registration pursuant to Section 2.1 is for an underwritten public offering, the holders of a majority of the Registrable Securities initiating registration, subject to the approval of the Company (which approval will not be unreasonably withheld, conditioned or delayed), may designate the managing underwriter(s) of such offering. The Company may not cause any other registration of securities for sale for its own account (other than in connection with the registration of equity securities issued or issuable pursuant to an employee stock option, stock purchase, stock bonus or similar plan or pursuant to a merger, exchange offer or transaction of the type specified in Rule 145(a) under the Securities Act) to become effective less than 90 days after the effective date of any registration required pursuant to this Section 2.1.
          (c) If at the time of any request to register Registrable Securities pursuant to Section 2.1(a) the Company is preparing or within thirty (30) days thereafter intends to commence to prepare a registration statement for a public offering (other than in connection with the registration of equity securities issued or issuable pursuant to an employee stock option, stock purchase, stock bonus or similar plan or pursuant to a merger, exchange offer or transaction of the type specified in Rule 145(a) under the Securities Act) which in fact is filed and becomes effective within ninety (90) days after the request and the Company has complied with the provisions of Section 2.2 hereof, or is engaged in any activity which, in the good faith determination of the Company’s board of directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of four months from the effective date of such offering or the date of commencement of such other activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any two year period. Nothing in this Section 2.1(c) shall preclude a holder of Registrable Securities from enjoying registration rights which it might otherwise possess under Section 2.2 hereof. If the Company has exercised its right to delay a registration pursuant to this Section and the holders of Registrable Securities withdraw the demand for such registration, such withdrawn demand shall not be counted as a demand under this Section 2.1.
     Section 2.2 Piggyback Registration. If the Company at any time proposes to register any of its securities under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights) for sale to the public (other than in connection with the registration of equity securities issued or issuable pursuant to an employee stock option, stock purchase, stock bonus or similar plan or pursuant to a merger, exchange offer or transaction of the type specified in Rule 145(a) under the Securities Act), each such time it will give written notice to all holders of the outstanding Registrable Securities of its intention to do so not less than twenty (20) days prior to the filing of a registration statement in respect of such securities. Upon the written request of any of such holders of the Registrable Securities given within twenty (20) days after receipt by such holder of such notice, the Company will, subject to the limits contained in this Section 2.2, use its reasonable efforts to cause all such Registrable Securities of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent requisite to permit such sale or other disposition by such holder of the Registrable Securities so registered; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, “Selling Stockholders”) is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter provided that no reduction shall be made in the amount of Registrable Securities offered for the accounts of the holders of Registrable Securities unless such reduction is imposed pro rata with respect to all securities whose holders have a contractual right to include such securities in the registration statement as to which inclusion has been requested pursuant to such right; and provided, further, that there is first excluded from such registration statement all shares of Common Stock sought to be included therein by (i) any officer or employee of the Company or any subsidiary of the Company, (ii) any holder thereof not having any such contractual, incidental registration rights, and (iii) any holder thereof having contractual, incidental registration rights subordinated and junior to the rights of the holders of Registrable Securities. For purposes of this Section 2.2, holders of Registrable Securities (as defined in the Info-Quest Agreement) shall be deemed to have contractual incidental registration rights or “piggyback” registration rights that rank on a par with holders of Registrable Securities and the holders of any securities issued in connection with those certain warrants to purchase shares of Common Stock of the Company issued to MHT Securities, L.P., Founders Equity Securities, Inc. and Silicon Valley Bank shall be deemed to have contractual, incidental registration rights subordinated and junior to the rights of the holders of Registrable Securities.
     Section 2.3 Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:
               (i) prepare and file with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective; provided, however, that notwithstanding any other provision of this Agreement, the Company shall not in any event be required to use its reasonable best efforts to maintain the effectiveness of any such registration statement for a period in excess of nine (9) months;
               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;
               (iii) furnish to each seller and the underwriters, if any, such number of copies of such registration statement, and any amendment thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller or any underwriter may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such seller;
               (iv) use reasonable best efforts to register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;
               (v) within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto, furnish to the counsel selected by the holders of a majority of the Registrable Securities initiating such registration copies of such documents proposed to be filed which shall be subject to the reasonable approval of each such counsel;
               (vi) use its reasonable efforts to furnish to each prospective seller a signed counterpart, addressed to the prospective seller, of (A) an opinion of counsel for the Company, dated the effective date of the registration statement, and (B) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;
               (vii) immediately notify each selling holder of Registrable Securities, such selling holder’s counsel and any underwriter of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
               (viii) prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;
               (ix) if requested by the managing underwriter or underwriters (if any), any selling holder, or such selling holder’s counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person reasonably requests to be included therein, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

               (x) make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Person in connection with such registration statement or due diligence responsibility;
               (xi) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
               (xii) enter into any customary arrangements (including underwriting agreements in customary form) and take all such other actions as the selling holder or underwriters, if any, request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or combination of shares);
               (xiii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission relating to such registration and the distribution of the securities being offered (including, without limitation, Regulation M, with respect to which the Company shall also use its best efforts timely to apprise each Holder of any bids and purchases by the Company, and of any known bids and purchases by each “affiliated purchaser” (as defined in Regulation M) of the Company, that would in the opinion of the Company be prohibited under Regulation M in connection with a “distribution” (as so defined) by such Holder) and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 60 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which the Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which earning statements shall cover such 12-month periods;
               (xiv) otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any securities under this Agreement;
               (xv) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act; and
               (xvi) use its reasonable best efforts to cause the Registrable Securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the Common Stock of the Company is then listed or quoted.
     Section 2.4 Expenses. All expenses incurred in effecting the registrations provided for in Section 2.1, Section 2.2 and Section 2.8, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and fees of one counsel for all of the selling holders of Registrable Securities (chosen by the holders of a majority of the Registrable Securities initiating each such registration), underwriting expenses (other than fees, commissions or discounts attributable to the sale of the Registrable Securities), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2.3(iv) hereof (all of such expenses referred to as “Registration Expenses”), shall be paid by the Company; provided, that if an offering pursuant to any registration commenced pursuant to Section 2.1 or Section 2.2 is abandoned by the holders of Registrable Securities or Info-Quest, respectively (other than by reason of adverse information pertaining to the Company’s business affairs or financial position, as opposed to stock market conditions, unknown to the holders of Registrable Securities or Info-Quest prior to the commencement of such registration proceedings, in which event the Company shall bear all Registration Expenses), the holders of Registrable Securities or Info-Quest, respectively, shall bear any costs incurred by the Company in conjunction with such registration. In either event, the number of registrations to which the holders of Registrable Securities is entitled pursuant to Section 2.1 or Section 2.2, respectively, shall not be reduced thereby.
     Section 2.5 Indemnification. (a) The Company shall indemnify and hold harmless each seller of Registrable Securities (including partners and shareholders of such persons), each underwriter (as defined in the Securities Act), and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (individually and collectively the “Indemnified Person”) against any losses, claims, damages or liabilities (collectively the “liability”), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Except as otherwise provided in Section 2.5(d), the Company shall reimburse each such Indemnified Person in connection with investigating or defending any such liability; provided, however, that the Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Person specifically for use therein, or upon such statement or omission therein based on the authority of an expert within the meaning of that term as defined in the Securities Act (but only if the Company had no reasonable ground to believe, and did not believe, that the statements made on the authority of an expert were untrue or that there was an omission to state a material fact); and provided further, that the Company shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act regardless of any investigation made by or on behalf of such Indemnified Person and shall survive transfer of such securities by such seller.

          (b) Each holder of any Registrable Securities shall, by acceptance thereof, indemnify and hold harmless each other holder of any Registrable Securities, the Company, its directors and officers, each underwriter and each other Person, if any, who controls the Company or such underwriter (individually and collectively also the “Indemnified Person”), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such holder specifically for use therein, and then only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission by the holder was not based on the authority of an expert as to which the holder had no reasonable ground to believe, and did not believe, that the statement made on the authority of such expert was untrue or that there was an omission to state a material fact. Such holder shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that such holder’s obligations hereunder shall be limited to an amount equal to the proceeds to such holder of the Registrable Securities sold in any such registration; and provided further, however, that no holder of Registrable Securities shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.
          (c) Indemnification similar to that specified in Section 2.5(a) and (b) shall be given by the Company and each holder of any Registrable Securities (with such modifications as may be appropriate) with respect to any required registration or other qualification of the Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.
          (d) In the event the Company, any holder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Section 2.5(a), Section 2.5(b) or Section 2.5(c), the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought (unless the indemnifying party fails to promptly defend, in which case the fees and expenses of such separate counsel shall be borne by the Person against whom indemnification is sought). In no event shall a Person against whom indemnification is sought be obligated to indemnify any

Person for any settlement of any claim or action effected without the indemnifying Person’s prior written consent.
     (e) Contribution.
               (i) If the indemnification provided for in this Section 2.5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that in no event shall the liability of any holder or Registrable Securities for contribution under this Section 2.5(e) exceed the proceeds received by such holder from the sale of Registrable Securities under the applicable registration statement. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
               (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
               (iii) If indemnification is available under this Section 2.5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.5(a) and Section 2.5(b) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.5(e).
     Section 2.6 Compliance with Rule 144. In the event that the Company (i) registers a class of securities under Section 12 of the Exchange Act or (ii) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, thereafter, at the request of any holder of the Registrable Securities who proposes to sell the Registrable Securities in compliance with Rule 144 of the Commission, the Company shall forthwith file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities and, in such event, the Company shall take all actions as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules).

     Section 2.7 Consent to be Bound. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.
     Section 2.8 Form S-3. After the first public offering of its securities registered under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. The holders of the Registrable Securities shall have the right to request any number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such holder or holders). The Company shall not be required to effect a registration pursuant to this Section 2.8 if, in the good faith judgment of the Company, such registration will hinder or interfere with a concurrent or proposed security issuance of, or acquisition by, the Company or if the holder or holders requesting registration propose to dispose of shares of the Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of less than $500,000. This Section shall not be interpreted to restrict the Company from acquiring its own shares or to require the Company to sell its own shares. The Company shall give notice to all holders of the Registrable Securities of the receipt of a request for registration pursuant to this Section 2.8 and shall provide a reasonable opportunity for other holders of Registrable Securities to participate in the registration. The Company shall not permit to be registered in any such registration under this Section 2.8 any Equity Securities of the Company which are not Registrable Securities unless the holders of Registrable Securities are able to register and sell all Registrable Securities which they desire to register and sell in such registration. Subject to the foregoing, the Company will use its best efforts, in each case, to effect promptly the registration of all shares of the Registrable Securities on Form S-3 to the extent requested by the holder or holders thereof for purposes of disposition.
     Section 2.9 Assignability of Registration Rights. Subject to Section 2.7 hereof, the registration rights set forth in this Agreement are assignable to each assignee as to each share of Registrable Securities conveyed in accordance herewith who agrees in writing to be bound by the terms and conditions of this Agreement. The term “seller” as used in this Agreement refers to a holder of the Registrable Securities selling such shares.
     Section 2.10 Rights Which May Be Granted to Subsequent Investors. Without the written consent of the Majority ABRY Holders and Majority CRP Holders the Company shall not grant subsequent registration rights to third parties superior or equal to the registration rights granted pursuant to this Agreement so long as any of the registration rights under this Agreement remain in effect.
     Section 2.11 Damages. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

     Section 2.12 Information. It shall be a condition precedent to the obligations of the Company to register any Registrable Securities of any selling holder pursuant to this Section 2 that such holder shall furnish to the Company, in writing, such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be legally required to effect the registration of such holder’s Registrable Securities.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Section 3.1 Representations and Warranties of the Company. The Company represents and warrants to the Investors as follows:
          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.
          (b) This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.
ARTICLE IV
MISCELLANEOUS
     Section 4.1 Miscellaneous.
          (a) All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below:
If to the Company:
Softbrands, Inc.
Two Meridian Crossing
Suite 800
Minneapolis, Minnesota 55423
Attention: David Latzke
Facsimile No.: (612) 851-6280

With a copy to:
Dorsey & Whitney LLP
50 South Street, Suite 1500
Minneapolis, Minnesota 55402
Attention: Thomas Martin, Esq.
Facsimile No.: (612) 340-7800
If to CRP:
Capital Resource Partners
85 Merrimac Street
Suite 200
Boston, Massachusetts 02114
Attention: Robert Ammerman
Telecopy No.: (617) 723-9819
With a copy to:
Choate Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02110
Attn: Andrew E. Taylor, Jr., Esq.
Facsimile No.: (617) 248-4000
If to ABRY:
c/o ABRY Partners, LLC
111 Huntington Avenue
30th Floor
Boston, Massachusetts 02199
Attn: John Hunt
Facsimile No.: (617) 859-9879
With a copy to:
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, NY 10022-4675
Attention: Joshua N. Korff
Facsimile No.: (212) 446-6460
If to any other holder of Registrable Securities:
at such holder’s address for notice as set forth in the books and records of the Company,

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall, when mailed or otherwise sent be effective (i) two days after being deposited in the mails or (ii) one day after being deposited with the express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid.
          (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.
          (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (d) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.
     Section 4.2 Amendments. The provisions of this Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority CRP Holders and the Majority ABRY Holders. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder shall operate as a waiver of the rights hereof and thereof.
     Section 4.3 Termination. This Agreement shall terminate at such time as the holders of Registrable Securities are able to sell, within any three month period, all of the Registrable Securities pursuant to Rule 144 under the Securities Act.
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          IN WITNESS WHEREOF, the parties hereto have caused this Investors’ Rights Agreement to be duly executed as of the date first set forth above.

SOFTBRANDS, INC.
By:
Name:
Title:

CAPITAL RESOURCE PARTNERS IV, L.P.
By:
Name:
Title:

CRP Partners IV, L.L.C. Its General Partner
By:
Name:
Title:

ABRY MEZZANINE PARTNERS IV, L.P.

By:	ABRY MEZZANINE INVESTORS,
L.P., Its General Partner

By:	ABRY MEZZANINE HOLDINGS
LLC, Its General Partner

By:
Name:
Title: